      As filed with the Securities and Exchange Commission on March 2, 2001

                                                    Registration No. 333-42275
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                              -------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                             REGISTRATION STATEMENT
                                   ON FORM S-3
                                      Under
                           THE SECURITIES ACT OF 1933

                              -------------------

                        PHILADELPHIA SUBURBAN CORPORATION
             (Exact name of registrant as specified in its charter)

Pennsylvania                                                         23-1702594
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

                             762 W. Lancaster Avenue
                               Bryn Mawr, PA 19010
                                 (610) 527-8000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              -------------------

                                  ROY H. STAHL
                        Philadelphia Suburban Corporation
                  Executive Vice President and General Counsel
                             762 W. Lancaster Avenue
                               Bryn Mawr, PA 19010
                                 (610) 527-8000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              -------------------

                                   Copies to:
                               STEPHEN A. JANNETTA
                           Morgan, Lewis & Bockius LLP
                               1701 Market Street
                           Philadelphia, PA 19103-2921
                                 (215) 963-5000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /X/

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------------
                                     Amount                Proposed Maximum          Proposed Maximum               Amount
      Title of Shares           To Be Registered       Offering Price Per Share  Aggregate Offering Price     of Registration Fee
     To Be Registered                  (2)                                                                         (1) (3)
----------------------------------------------------------------------------------------------------------------------------------
       Common Stock,
      $.50 par value                 400,000                   $25.41                  $12,705,000                $3,747.98
----------------------------------------------------------------------------------------------------------------------------------

Pursuant to Rule 429 under the Securities Act of 1933, as amended (the "Securities Act"), and as referenced on the facing page of this Registration Statement (File No. 333-42275) originally filed on December 15, 1997 (the "1997 Registration Statement"), the Prospectus which forms a part of this Registration Statement also relates to shares of Common Stock registered for issuance and sale pursuant to the Company's earlier Registration Statements on Form S-2 (File No. 33-54292), Form S-3 (File No. 33-54941) and Form S-3 (File No. 33-64281). In
addition, pursuant to Rule 429 the Prospectus which forms a part of this Registration Statement shall also relate to shares of Common Stock registered for issuance and sale pursuant to the Company's earlier Registration Statements on Form S-3 (File No. 33-26791), Form S-2 (File No. 33-26792), Form S-3 (File No. 33-54943) and on Form S-3 (File No. 033-64301).

The company has combined its "Customer Stock Purchase Plan" and its "Dividend Reinvestment and Optional Stock Purchase Plan" into its "Dividend Reinvestment and Direct Stock Purchase Plan" and therefore is consolidating all shares of Common Stock previously registered under the Securities Act to the "Customer Stock Purchase Plan" and the "Dividend Reinvestment and Optional Stock Purchase Plan" into this Registration Statement covering shares of Common Stock registered under the Securities Act to the "Dividend Reinvestment and Direct Stock Purchase Plan." In accordance with Rule 429(b) this Post Effective Amendment No. 1 identifies the number of unissued securities carried forward and the amount of the filing fee associated with such securities that was previously paid with the earlier registration statements.

Pursuant to Rule 416 under the Securities Act, this Registration Statement on Form S-3, as amended, also covers shares of Common Stock of the Registrant to be issued under the "Dividend Reinvestment and Direct Stock Purchase Plan" pursuant to the 5 for 4 stock split payable to Shareholders of Record on November 15, 2000.

(1)  Paid in full on December 15, 1997

(2) In addition to the shares set forth in the table above a total of 340,893 shares of Common Stock and associated purchase rights previously registered under the Securities Act ( the "Carry Forward Shares") are being carried forward by the Registrant pursuant to Rule 429. The 340,893 Carry Forward Shares were originally registered for issuance and sale pursuant to Amendment No. 1 to the Company's Registration Statement on Form S-3 (File No. 033-64301)(the "1996 Amendment").

(3) The amount of the filing fee associated with the 340,893 Carry Forward Shares is $2,292.22 and was paid at the time of filing the 1996 Amendment.

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Plan Overview............................................................   2
A Summary of Important Plan Features.....................................   2
Administration...........................................................   3
Participation............................................................   3
Enrollment...............................................................   3
Dividend Reinvestment....................................................   4
Electronic Deposit of Cash Dividends.....................................   4
Optional Cash Investments................................................   4
Purchase and Source of Shares............................................   5
Price of Shares..........................................................   5
Sale of Shares...........................................................   5
Individual Retirement Accounts ("IRA")...................................   6
Safekeeping of Certificates and Book Entry...............................   6
Tracking Your Investment.................................................   6
Obtaining a Stock Certificate............................................   7
Gifts and Transfers......................................................   7
Dividend Payment and Record Dates........................................   7
Termination of Participation.............................................   7
Taxes....................................................................   8
Voting...................................................................   8
Handling of Stock Splits and Other Distributions.........................   8
Changes to the Plan......................................................   8
Responsibilities of PSC and the Administrator............................   9
Use of Proceeds..........................................................   9
Independent Accountants and Counsel......................................   9
Where You can Find More Information......................................   9

PROSPECTUS


                        PHILADELPHIA SUBURBAN CORPORATION

                        DIVIDEND REINVESTMENT AND DIRECT
                               STOCK PURCHASE PLAN


This is the dividend reinvestment and direct stock purchase plan of Philadelphia Suburban Corporation. This plan provides for a convenient and economical way to acquire shares of our Common Stock.

o You do not need to be one of our existing shareholders to participate in the Plan.

o    This Plan gives you a convenient, systematic way to purchase our Common
     Stock.

o You can increase your ownership by reinvesting dividends at a 5% discount and by making optional cash investments with fees paid by the Company.

o    You can own and transfer shares without holding certificates.

o Plan for your future by purchasing your shares through an IRA and with fees paid by the Company.

The Securities and Exchange Commission has not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is March 2, 2001.

--------------------

Plan Overview

--------------------

This is the Philadelphia Suburban Corporation Dividend Reinvestment and Direct Stock Purchase Plan (the "Plan"). This Plan provides you with a convenient and economical way to purchase shares of the Company's Common Stock and to reinvest your cash dividends in additional shares. The Plan has various features and you can select those features that meet your investment needs.

The Plan is designed for long-term investors who wish to invest and build their share ownership over time. Unlike an individual stock brokerage account, the timing of purchases and sales is subject to the provisions of the Plan.

If you participated in the Company's prior Customer Stock Purchase Plan or Dividend Reinvestment and Optional Stock Purchase Plan, you are automatically enrolled in the Plan unless you give notice to the contrary. You can withdraw from the Plan at any time and receive either a stock certificate and/or cash for the balance of your account.

Please read this prospectus carefully. If you would like to participate in the Plan, complete the enclosed Enrollment Form and mail it to Fleet National Bank, N.A. (the "Administrator") in the postage-paid envelope provided for your convenience.

--------------------

A Summary of Important Plan Features

--------------------

/ / Anyone Can Participate. You may participate in the Plan if you own PSC common stock that is registered in your name. You may also participate by making an initial minimum investment of $500.

/ / Automatic Dividend Reinvestment. You can reinvest all or a portion of the cash dividends received on your first 40,000 shares toward the purchase of additional shares of our Common Stock, without paying trading fees or commissions. For purposes of this Plan, the term "full dividend reinvestment" means the reinvestment of dividends on all shares held by you under the Plan up to a maximum of 40,000 shares.

/ / Electronic Deposit of Cash Dividends. You can authorize the Administrator to deposit your cash dividends directly into your bank account.

/ / Optional Cash Investments. As a shareholder, you can buy additional shares of our Common Stock at any time, without paying trading fees or commissions, for as little as $50.00. The maximum Optional Cash Investment you may make in any calendar year is $30,000. You can pay by check or have your payment automatically withdrawn from your bank account.

/ / IRA's. You may establish a traditional IRA, a Roth IRA or an Education IRA which invests in Common Stock through the Plan. The annual maintenance fee will be paid by the Company. IRA contributions and rollovers do not count against a participant's $30,000 annual investment limitation.

/ / Full Investment. Full investment of your funds is possible because you will be credited with both whole shares and fractional shares. Dividends will be paid not only on whole shares but also proportionately on fractional shares.

/ / Safekeeping of Certificates. Shares purchased through the Plan will be held by the Administrator for safekeeping. You may also deposit your PSC stock certificates for safekeeping, at no charge.

/ / Transaction Reporting: You will receive a statement following each transaction showing the details and your share balance in your Plan account.

--------------------

Administration

--------------------

Fleet National Bank, N.A. will administer the Plan and act as Agent for the participants. Fleet National Bank, N.A. has designated its affiliates, EquiServe, L.P. and other agents to perform certain services for the Plan. These companies will purchase and hold shares of common stock for Plan participants, keep records, send statements and perform other duties required by the Plan.

For information about the Plan, you can contact the Administrator by calling toll-free:

        EquiServe, L.P.:                              800-205-8314
        Outside the United States call collect:       781-575-3100
        Website address:                              www.equiserve.com

All written correspondence and Optional Cash Investments submitted without a proper investment coupon, should be submitted to:

      By mail:           EquiServe, L.P.
      -------            Attn:  DRP Dept
                         P.O. Box 43010
                         Providence, RI  02940-3010


      By courier:        EquiServe, L.P.
      ----------         Attn:  DRP Dept
                         150 Royall Street
                         Canton, MA  02021

Make check or money order payable to Fleet National Bank, N.A. in U.S. dollars and drawn on a U.S. bank. Please use the cash investment form at the bottom of your statement.

--------------------

Participation

--------------------

/ / If you have one share of our Common Stock registered in your name, you are eligible to participate in the Plan.

/ / New investors who would like to become participants in the Plan may join by making a minimum Optional Cash Investment of $500.

--------------------

Enrollment

--------------------

/ / If you already own our Common Stock and the shares are registered in your name, fill out the Authorization Form and return it to the Administrator.

/ / Even if you own shares of our Common Stock but they are held in the name of a bank or broker (that is, in "street name"), there is an easy way to become a Plan participant. Simply ask to have some or all of your shares registered in your name. At least one share needs to be transferred into your name before you become eligible to participate.

/ / If you do not own our Common Stock, or if you wish to establish a separate account, fill out the Enrollment Form and return it to the Administrator. Enclose a check or money order, in U.S. dollars, for at least $500.

If you have participated in our Customer Stock Purchase Plan or Dividend Reinvestment and Optional Stock Purchase Plan you will continue to be enrolled in the Plan. You do not need to send in an enrollment form or take any other action unless you want to make a change in your selections under the Plan, or to terminate your participation.

--------------------

Dividend Reinvestment

--------------------

You may choose to reinvest all or a portion of the dividends paid on your first 40,000 shares of our Common Stock. Your dividends will be used to buy additional shares of our Common Stock at a 5% discount from the prevailing market price (see "Price of Shares" on page 5).

/ / Full Dividend Reinvestment. Your cash dividends received on shares you own up to 40,000 shares will be used to buy additional shares for you.

/ / Partial Dividend Reinvestment. If you do not want full dividend reinvestment, select a lower number of shares on which you want your dividends to be reinvested.

If you do not indicate which reinvestment option you want on the enrollment form, you will be automatically enrolled in full dividend reinvestment.

The Administrator must receive your instructions at least two weeks prior to the dividend record date in order to ensure that your next dividend will be reinvested.

The 40,000 share reinvestment limitation does not apply to the Company's pension plan or any of its other employee benefit plans.

--------------------

Electronic Deposit of Cash Dividends

--------------------

If you are receiving all or a portion of your dividends in cash, you may have them electronically deposited into your bank account by completing the appropriate sections of the Enrollment Form or by mailing a voided check or deposit slip to the Administrator. This feature may be changed or discontinued at any time by notifying the Administrator. If you change your bank account and fail to notify the Administrator of the change, a check will be issued and mailed only after the funds have been returned from the receiving bank.

--------------------

Optional Cash Investments

--------------------

Existing shareholders may buy additional shares of our Common Stock at any time by investing at least $50. Your total Optional Cash Investment may not exceed $30,000 in a calendar year. Interest will not be paid on amounts held pending investment.

/ / By check or money order. Mail your check or money order with the investment form from the bottom of your account statement to the address on the investment form. Do not send cash. In the event that a check or money order is returned unpaid for any reason to the Administrator by the bank on which it is drawn, the Administrator will consider the request for investment of that money null and void and shall immediately remove from the participant's account shares, if any, purchased upon the prior credit of such money. A fee of $25 will also be assessed against the participant's account. The Administrator shall then be entitled to sell those shares to satisfy any uncollected balance. If the net proceeds of the sale of those shares are insufficient to satisfy the balance of such uncollected amounts, the Administrator shall be entitled to sell additional shares from the participant's account to satisfy the uncollected balance.

/ / By automatic withdrawal from your bank account. Funds will be deducted from your bank account on or about the first business day of each month. If this date falls on a bank holiday, funds will be deducted on the next business day. You must notify the Administrator in writing to change or terminate automatic withdrawal. In the event that an automatic withdrawal is not honored for any reason to the Administrator by the bank on which it is drawn, the Administrator will consider the request for investment of that money null and void and shall immediately remove from the participant's account shares, if any, purchased upon the prior credit of such money. A fee of $25 will also be assessed against the participant's account. The Administrator shall then be entitled to sell those shares to satisfy any uncollected balance. If the net proceeds of the sale of those shares are insufficient to satisfy the balance of such uncollected amounts, the Administrator shall be entitled to sell additional shares from the participant's account to satisfy the uncollected balance.

--------------------

Purchase and Source of Shares

--------------------

Shares purchased with initial, optional or IRA investments will be purchased by the Administrator in the open market. The Company will pay all trading fees incurred for the purchase of shares. The Administrator will invest your funds as promptly as practicable, at least once each week. In the unlikely event that, due to unusual market conditions, the Administrator is unable to purchase shares of our Common Stock within 35 days, the funds will be returned to you by check. No interest will be paid on funds held by the Administrator pending investment. Shares purchased with reinvested dividends will be new or treasury shares purchased directly from the Company. However, we may also have the Administrator purchase these shares in the open market. If this occurs, we will pay the trading fees incurred.

Please note that you will not be able to instruct the Agent to purchase shares at a specific time or at a specific price.

--------------------

Price of Shares

--------------------

Open market purchases for initial, optional and IRA investments will be 100% of the weighted average per share price of shares purchased by the Administrator to satisfy Plan requirements. If the Administrator purchases shares to meet the dividend reinvestment requirement in the open market, your price per share will be 95% of the average price of shares purchased. We will pay all trading fees in connection with open market purchases.

For original issue or treasury shares purchased from us to meet the dividend reinvestment requirement under the Plan, your price per share will be 95% of the average of the daily high and low trading prices quoted on the NYSE-Composite Transactions listing for the five trading days preceding the dividend payment date.

--------------------

Sale of Shares

--------------------

You can sell some or all of the shares held in your Plan account, or any other eligible book entry shares, by calling the Administrator at 1-800-205-8314, contacting the Administration online, or by mailing the form attached to your Plan statement. The Company is not responsible for trading fees incurred in the sale of shares.

The Administrator will sell shares in a timely manner upon receipt of your instructions. Sales will be made at least weekly, and more frequently if volume dictates. The sale price for Plan Participants will be the weighted average sale price received by the Administrator for all sales during the period required to complete the sales. You will receive the proceeds of the sale, minus a $15.00 transaction fee, brokerage commissions and any applicable transfer fees.

Please note that the Administrator is not able to accept instructions to sell on a specific day or at a specific price. If you prefer to have complete control over the exact timing and sales prices, you can withdraw the shares and sell them through a broker of your own choosing.

If your total holdings fall below one share, the Administrator will liquidate the fractional share, remit the proceeds to you, less any applicable fees, and close your Plan account.

--------------------

Individual Retirement Accounts ("IRA")

--------------------

You may establish an IRA of our Common Stock by returning completed IRA Enrollment Forms together with your contribution to the IRA Trustee. If you are already a shareholder, you may open an IRA with as little as $50. If you are not a shareholder, the minimum contribution to open an IRA is $500.

You may also open an IRA to receive a cash rollover or a transfer of PSC shares from another IRA or qualified retirement plan. The IRA Trustee will invest the cash rollovers into shares of our Common Stock.

IRA contributions and rollovers will not count against the $30,000 maximum investment limit under the Plan.

Annual maintenance fees charged by the IRA Trustee will be paid by PSC.

If you are interested in opening an IRA, Roth IRA or Education IRA, you may obtain IRA forms and a disclosure statement from EquiServe, L.P., which will administer the IRA. For more information call EquiServe IRA Department at its toll-free number, 1-800-472-7428.

--------------------

Safekeeping of Certificates and Book Entry

--------------------

For your convenience, shares purchased under the Plan will be maintained by the Administrator in your name in book-entry form. You may, however, request a stock certificate from the Administrator at any time, free of charge.

If you are holding certificates for PSC stock, you may use the Plan's "safekeeping" service to deposit those stock certificates at no cost. Safekeeping protects your shares against loss, theft or accidental destruction and provides a convenient way for you to keep track of your shares. Only shares held in safekeeping may be sold through the Plan.

To use the safekeeping service, send your certificates to the Administrator by registered mail, return receipt requested to the address listed on page 3. THE STOCK CERTIFICATES SHOULD NOT BE ENDORSED.

--------------------

Tracking Your Investment

--------------------

The Administrator will send a statement confirming the details of each transaction you make. If you continue to be enrolled in the Plan, but have no transactions, the Administrator will mail you an annual statement reflecting your holdings.

You should notify the Administrator promptly of any change in address since all notices, statements and reports will be mailed to your address of record.

Please retain your statements to establish the cost basis of shares purchased under the Plan for income tax and other purposes. A $20 flat fee per year requested will be charged for all prior year duplicate statement requests.

--------------------

Obtaining a Stock Certificate

--------------------

To obtain a stock certificate for all or a portion of your full shares, please complete the transaction form at the bottom of your statement and submit it to the Administrator and the certificate will be issued at no cost to you. If your request involves a fractional share, a check (less any fees) for the value of the fractional share will be mailed to you.

If you want the certificate issued in a name other than your Plan account registration, the Administrator may require you to have your signature guaranteed by a financial institution in the Medallion Guarantee program.

--------------------

Transfers

--------------------

You may transfer or give PSC Common Stock to anyone you choose by:

/ / making an initial $500 cash investment to establish a new account in the recipient's name; or

/ / making an Optional Cash Investment on behalf of an existing shareholder in the Plan in an amount not less than $50 nor more than $30,000 in one calendar year; or

/ /  transferring shares from your account to the recipient.

If you need additional assistance, please call the Administrator at 1-800-205-8314.

--------------------

Dividend Payment and Record Dates

--------------------

Normal dividend payment dates are the first day of March, June, September and December. The record date usually precedes the dividend payment date by 10 business days.

In order to be the owner of record and eligible to receive the quarterly dividend, your shares must have been purchased and the transaction settled three trading days prior to the record date (the x-dividend date).

--------------------

Termination of Participation

--------------------

If you wish to stop reinvesting your dividends, or to stop automatic monthly investments, please use the transaction form from the bottom of your statement or write to the Administrator. The Administrator must receive your request at least five business days before the dividend record date or it will not be processed until after the dividend is reinvested.

--------------------

Taxes

--------------------

All dividends paid to you - whether or not they are reinvested - are considered taxable income to you in the year they are paid. The total amount will be reported to you, and to the Internal Revenue Service, shortly after the close of each year. If you are reinvesting your dividends, the value of the 5% discount from the purchase price of the shares and the calculated fair market value will also be reported as taxable income.

All shares of stock that are sold through the Administrator will also be reported to the IRS as required by law. Any profit or loss you incur should be reflected when you file your income tax returns.

Be sure to keep your statements of account for income tax purposes. A fee of $20.00 per year may be incurred to furnish historical information. If you have questions about the tax basis of any transactions, please consult your own tax advisor.

--------------------

Voting

--------------------

For any shareholder meeting you will receive a proxy for full and fractional shares that will cover all of our Common Stock that you hold, both in the Plan and in the form of stock certificates in the same name. The proxy allows you to indicate how you want your shares to be voted. We will vote your shares only as you indicate.

--------------------

Handling of Stock Splits and Other
Distributions

--------------------

If we declare a stock split or stock dividend, we will credit your account with all appropriate stock split or stock dividend shares. Stock certificates can be withdrawn from the Plan by submitting a transaction form or a letter to the Administrator. In the case of Partial Reinvestment, participants may wish to adjust the number of shares they receive cash dividends on by obtaining and completing a new Authorization Form.

If we decide to distribute shares in book-entry form (rather than certificates), these shares will be added to your account under this Plan. The Administrator will serve as custodian of your shares. You will be entitled to all the rights and privileges outlined in this prospectus.

In the event of a stock subscription or other offering of rights to shareholders, your rights will be based on your total registered holdings (the shares held in the Plan plus any shares held by you in the same name). A single set of materials will be distributed that will allow you to exercise your total rights.

--------------------

Changes to the Plan

--------------------

We may add to or modify the Plan at any time, or suspend or terminate the Plan. We will send you written notice of any significant changes, suspensions or termination.

--------------------

Responsibilities of PSC
and the Administrator

--------------------

Neither PSC nor the Administrator, Fleet National Bank, N.A., will be liable for any act, or for any failure to act, as long as they have made good faith efforts to carry out the terms of the Plan, as described in this Prospectus. Neither PSC nor the Administrator can assure you a profit or protect you against a loss on the shares you purchase under the Plan.

--------------------

Use of Proceeds

--------------------

The proceeds from the sale by us of newly-issued or treasury shares offered will be used for general corporate purposes. All other shares of Common Stock acquired under the Plan will be purchased in the open market, not from us, and we will not receive any proceeds from such purchases.

--------------------

Independent Accountants and Counsel

--------------------

The consolidated financial statements of Philadelphia Suburban Corporation and its subsidiaries as of December 31, 1999 and 1998 and for each of the years in the three-year period ended December 31, 1999 included in the Company's Annual Report on Form 10-K for the year ended December 31, 1999, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

Morgan, Lewis & Bockius LLP, our outside counsel, has given its opinion regarding the validity of the our Common Stock covered by this prospectus.

--------------------

Where You Can Find More Information

--------------------

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington D.C. and at its regional offices in New York and Chicago. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov.).

This prospectus is part of a Registration Statement on Form S-3 that we filed with the SEC to register the stock offered under the Plan. As allowed by SEC rules, this Prospectus does not contain all information you can find in the Registration Statement or the exhibits to the Registration Statement. The SEC allows us to "incorporate by reference" information into this Prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until our offering is completed.

/ /  Annual Reports on Form 10-K for the year ended December 31, 1999

/ / Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000.

/ / Current Reports on Form 8-K filed on April 27, 2000, July 27, 2000, September 18, 2000 and October 10, 2000.

/ /  The description of our Common Stock is contained in our Registration under
     Section 12 of the Securities Exchange Act of 1934, including any amendment or report updating such description.

/ / The description of our Shareholder Rights Plan is contained in our Form 8-A Registration Statement filed March 17, 1998.

You may request a copy of any documents that we incorporate by reference at no cost by telephoning 1-610-527-8000 or writing us at the following address:

     Philadelphia Suburban Corporation
     Shareholder Services
     762 W. Lancaster Avenue
     Bryn Mawr, PA  19010

You should rely only on the information contained or incorporated by reference in this Prospectus. We have authorized no one to provide you with different information. You should not assume that the information in the Prospectus is accurate as of any date other than the date of this Prospectus March 2, 2001.

     LOGO

 PHILADELPHIA                      Philadelphia Suburban Corporation
   SUBURBAN               Dividend Reinvestment and Direct Stock Purchase Plan
 CORPORATION                                Enrollment Form

===================================================================================================================================
Enrolling in     I wish to enroll in the Philadelphia Suburban Corporation Dividend Reinvestment and Direct Stock Purchase
the Plan         Plan (Plan) by making an Initial Investment. Enclosed is a check or money order for $__________________
                 ($500 minimum/$30,000 maximum annually) payable to "Fleet National Bank, N.A..".

                 |-------------------------------|  Please note any address corrections directly on this form to the left.
                 |                               |
                 |                               |  Please provide your day and evening phone numbers to assist us in
                 |                               |  processing your enrollment.
                 |                               |
                 |                               |  Daytime Phone:  (           ) - _________________________
                 |                               |
                 |-------------------------------|  Evening Phone:  (           ) - _________________________

-----------------------------------------------------------------------------------------------------------------------------------
Account          / / Check here if registration desired matches mailing information above. Social Security Number ___________
Registration
                 / / INDIVIDUAL OR JOINT.  Joint Accounts will be presumed to be joint tenants unless restricted by applicable
Please check         state law or otherwise indicated.  Only one Social Security Number is required for tax reporting.
one box and
provide all          --------------------------------------------------------------------------------------------------------------
requested            Owner's First Name  M.I. Last Name  Owner's Social Security Number  Joint Owner's First Name  M.I.  Last Name
information.
Please print     / / CUSTODIAL. A minor is the beneficial owner of the account with an adult Custodian managing the account until
clearly.             the minor becomes of age, as specified in the Uniform Gifts/Transfers to Minors Act in the minor's state of residence.

                     --------------------------------------------------------------------------------------------------------------
                       Custodian's First Name                  M.I.                  Last Name

                     --------------------------------------------------------------------------------------------------------------
                     Minor's First Name    M.I.    Last Name      Minor's Social  Security Number     Minor's State of Residence

                 / / TRUST.  Account is established in accordance with provisions of a trust agreement.

                     --------------------------------------------------------------------------------------------------------------
                     Trustee Name        Name of Trust             Trust Date             Tax ID Number           Beneficiary
                 ------------------------------------------------------------------------------------------------------------------
                     You may choose to reinvest all, some or none of the dividends paid on Company stock (up to the 40,000 share limitation) registered in your name and held for you under the Program. If you do not indicate a choice, you will automatically be enrolled in the Plan under Full Dividend Reinvestment.

Dividend         / / Full Dividend Reinvestment.  I wish to reinvest all of my Common Stock dividends in additional shares of
Election             Common Stock.  I may also make optional payments to the program.  (You will not receive a dividend check.)

Please check     / / Partial Dividend Reinvestment. I wish to receive cash dividends based on _____________ full shares and to
one box              reinvest any residual dividend payment into common stock. I may also make optional cash payments to the Plan.

                 / / Optional Cash Only. I wish to make optional cash investment only and understand that subsequent dividends paid on shares acquired through the Plan will be paid in cash.
-----------------------------------------------------------------------------------------------------------------------------------
                 By signing this form, I request enrollment, certify that I have received and read the Prospectus describing the
                 Plan and agree to abide by the terms and conditions of the Plan. I hereby appoint Fleet National Bank, N.A. as my agent to apply dividends and any investments I may make to the purchase of shares under the Plan. I understand that I may revoke this authorization at any time by written notice to Fleet National Bank, N.A.

                 All joint owners must sign.

                 Under penalties of perjury, I also certify that: A. The number shown on this form is my correct Social Security
Signatures       Number or Taxpayer ID Number. B. I am not subject to backup withholding either because (1) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (2) the IRS has notified me that I am no longer subject to backup withholding. (Check here ____ if you have been notified by the IRS that you are subject to backup withholding because of underreporting of interest or dividends on your tax returns.)

                 ------------------------------------------------------------------------------------------------------------------
                 Signature                  Date                                  Signature
-----------------------------------------------------------------------------------------------------------------------------------
Automatic        AUTOMATIC INVESTMENT You may authorize monthly deductions from your personal bank account. Fleet National Bank,
Investment       N.A. will invest these deductions in Company stock and credit the account you designate in Section B. To initiate
                 these deductions, please complete the reverse side of this form and check this box. |_| Your authorized monthly
                 deduction from your bank account must be for at least $50 and cannot exceed $2,500 per month           SEE REVERSE
===================================================================================================================================

===================================================================================================================================
Automatic        Please complete the information below to commence automatic withdrawals from your bank account to purchase
Investment       additional shares. Deductions and investments will continue until you notify Fleet National Bank, N.A. to change
Application      or discontinue them. You must notify the Bank at least 72 hours prior to the date of debit for any change to be effective. Should your bank account contain insufficient funds to cover the authorized deduction, no investment will occur. In such event, you may be charged a fee by your bank for insufficient funds.

                 Please see sample below illustrating where these numbers can be found.

                 ABA Routing Number                                               Checking or Money Market              Savings

                 [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]                                         [ ]                          [ ]


                 Bank Account Number
                 [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]            ________________________________________
                                                                                            Name on Account (Please Print)
                 Amount to be Withdrawn
                 [ ]  [ ] , [ ]  [ ]  [ ] . [ ]  [ ]                                        ________________________________________
                                                                                            Name of Financial Institution
                 I hereby authorize Fleet National Bank, N.A. to make monthly
                 automatic transfers of funds from my saving/checking account in            ________________________________________
                 the amount indicated on this form. These funds will be used to             Mailing Address of Financial Institution
                 purchase shares of Common Stock for my account. Note: If Joint
                 Account, both holders must sign.                                           ________________________________________
                                                                                            City              State            Zip



                 ___________________________________________________________________________________________________________________
                 Signature                       Date                            Signature                                      Date


                        ======================================================== ==================================================
                        John Smith                                                                              63-85
                        123 Your Street                                                                         -----     0752
                        Anywhere, USA  12345                                                                      670


                                                                                   _______________________________ 19_____



                                PAY TO THE
                                ORDER OF
                                ____________________________________________________________________     $_____________________


                                ______________________________________________________________________ DOLLARS
                                YOUR                 000-001
                                BANK                 123 Main Street
                                                     Anywhere, USA  12345

                                FOR                                                            SAMPLE (NON-NEGOTIABLE)
                                        ________________________________________      ________________________________________
                                              :063000047 :        1234567890                             0752

                        ===========================================================================================================

                                         __________________   _________________                   ________________

                                             ABA Number        Account Number                       Check Number
                                                                                           (Do not include as part of your
                                                                                                 Bank Account Number)

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.       Other Expenses of Issuance and Distribution

               The following table shows the estimated expenses of the issuance and distribution of the securities offered hereby:


               Securities and Exchange Commission Registration Fee       $3, 748
               Printing and Engraving                                     15,000
               Accounting Services                                         7,000
               Legal Services                                             15,000
               NYSE Listing Fees                                           1,500
               PHSE Listing Fees                                           1,250
               Transfer Agent Fees                                        60,000
               Miscellaneous                                               5,000
                                                                        --------
                        Total                                           $105,498

Item 15.       Indemnification of Directors and Officers

               Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), provide that a business corporation may indemnify directors and officers against liabilities they may incur as such provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. The corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

               Section 1713 of the BCL permits the shareholders to adopt a bylaw provision relieving a director (but not an officer) of personal liability for monetary damages except where (i) the director has breached the applicable standard of care, and (ii) such conduct constitutes self-dealing, willful misconduct or recklessness. The statute provides that a director may not be relieved of liability for the payment of taxes pursuant to any federal, state or local law or responsibility under a criminal statute. Section 4.01 of the Company's Bylaws limits the liability of any director of the Company to the fullest extent permitted by Section 1713 of the BCL.

               Section 1746 of the BCL grants a corporation broad authority to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Article VII of the Company's Bylaws provides indemnification of directors, officers and other agents of the Company to the extent not otherwise permitted by Section 1741 of the BCL and pursuant to the authority of Section 1746 of the BCL.

                Article VII of the Bylaws provides, except as expressly prohibited by law, an unconditional right to indemnification for expenses and any liability paid or incurred by any director or officer of the Company, or any other person designated by the Board of Directors as an indemnified representative, in connection with any actual or threatened claim, action, suit or proceeding (including derivative suits) in which he or she may be involved by reason of being or having been a director, officer, employee or agent of the Company or, at the request of the Company, of another corporation, partnership, joint venture, trust, employee benefit plan or other entity. The Bylaws specifically authorize indemnification against both judgments and amounts paid in settlement of derivative suits, unlike Section 1742 of the BCL which authorized indemnification only of expenses incurred in defending a derivative action. Article VII of the Bylaws also allows indemnification for punitive damages and liabilities incurred under the federal securities laws.

                 Unlike the provisions of BCL Sections 1741 and 1742, Article VII does not require the Company to determine the availability of indemnification by the procedures or the standard of conduct specified in Sections 1741 and 1742 of the BCL. A person who has incurred an indemnifiable expense or liability has a right to be indemnified independent of any procedures or determinations that would otherwise be required, and that right is enforceable against the Company as long as indemnification is not prohibited by law. To the extent indemnification is permitted only for a portion of a liability, the Bylaw provisions require the Company to indemnify such portion. If the indemnification provided for in Article VII is unavailable for any reason in respect of any liability or portion thereof, the Bylaws require the Company to make a contribution toward the liability. Indemnification rights under the Bylaws do not depend upon the approval of any future Board of Directors.

                Section 7.04 of the Company's Bylaws also authorizes the Company to further effect or secure its indemnification obligations by entering into indemnification agreements, maintaining insurance, creating a trust fund, granting a security interest in its assets or property, establishing a letter of credit, or using any other means that may be available from time to time.

                The Company maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering the Company for indemnification payments made to its directors and officers for certain liabilities. The premiums for such insurance are paid by the Company.

Item 16. Exhibits, Financial Statement Schedules and Index to such Exhibits and Schedules

                The exhibits filed as part of this registration statement are as follows:

         Exhibit
         Number         Description

         3.1            Amended and Restated Articles of Incorporation (1)

         3.2            Bylaws of Registrant (2)

         3.3 Amendment to Amended and Restated Articles of Incorporation, to increase the number of authorized shares.(3)

         3.4 Amendment to Amended and Restated Articles of Incorporation, designating Series B Preferred Stock (4)

         3.5 Amendment to Amended and Restated Articles of Incorporation, designating the Series A Junior Participating Preferred Stock (5)

         3.6 Amendment to Amended and Restated Articles of Incorporation, to increase the number of authorized shares (6)

         3.7            Amendment to Amended and Restated Articles of
                        Incorporation (7)

         4.3            Rights Agreement (8)

         5.1 Opinion of Morgan, Lewis & Bockius LLP regarding legality of securities when issued.*

         23.1 Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5.1 hereto).

         23.2           Consent of KPMG LLP.*

         24.1 Powers of Attorney (included on the signature page of the 1997 Registration Statement).

         --------------
 *       Filed herewith
(1) Incorporated by reference from the Registrant's Annual Report on Form 10-K for the year ended December 31, 1992, (Exhibit No. 3.1).
(2) Incorporated by reference from Registration Statement on Form S-3 filed August 3, 2000 (Exhibit No. 4.2)
(3) Incorporated by reference from the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996, (Exhibit No. 3.3).
(4) Incorporated by reference from the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996, (Exhibit No. 3.4).
(5) Incorporated by reference from the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, (Exhibit No 3.6).
(6) Incorporated by reference from the Registrant's Registration Statement on Form S-4 filed on September 11, 1998 (Annex E to the Amended and Restated Agreement and Plan of Merger Dated as of August 5, 1998 By and Among Philadelphia Suburban Corporation, Consumers Acquisition Company and Consumers Water Company).
(7) Incorporated by reference from the Registrant's definitive Proxy Statement filed on March 31, 2000 dated April 10, 2000 (Annex A).
(8) Incorporated by reference from Current Report on Form 8-K dated February 26, 1988 (Exhibit No. 1).

Item 17.          Undertakings


                  (1) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that the undertakings set forth in paragraphs 1(i) and 1(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relative to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

                  (4) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the fore-going provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bryn Mawr, Commonwealth of Pennsylvania, on this 2nd day of March, 2001.

                                         PHILADELPHIA SUBURBAN CORPORATION


                                         By: /s/ Nicholas DeBenedictis
                                            ------------------------------------
                                            Nicholas DeBenedictis
                                            Chairman and Chief Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                                   Title                                   Date
         /s/ Nicholas DeBenedictis          Director, Chairman and Chief                     March 2, 2001
         ---------------------------        Executive Officer (Principal
         Nicholas DeBenedictis              Executive Officer)

         /s/ David P. Smeltzer              Senior Vice President - Finance and Chief        March 2, 2001
         ---------------------------        Financial Officer (Principal Financial and
         David P. Smeltzer                  Accounting Officer)

                  *                         Director                                         ____________ __, 2001
         ___________________________
         Mary C. Carroll

                  *                         Director                                         ____________ __, 2001
         ___________________________
         G. Fred DiBona, Jr.

                  *                         Director                                         ____________ __, 2001
         ___________________________
         Richard H. Glanton, Esq.

         ___________________________        Director
         Richard J. Heckmann

                  *                         Director                                         ____________ __, 2001
         ___________________________
         Alan R. Hirsig

                  *                         Director                                         ____________ __, 2001
         ___________________________
         John F. McCaughan

         ___________________________        Director
         John E. Menario

         ___________________________        Director
         John E. Palmer

         ___________________________        Director
         Andrew D. Seidel

                  *                         Director                                         ____________ __, 2001
         ___________________________
         Richard L. Smoot

         ___________________________        Director
         Robert O. Viets

         /s/ Nicholas DeBenedictis
         ---------------------------
         Nicholas DeBenedictis
         * Attorney-in-Fact